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                                                    EXHIBIT (10)(iii)(A)7


                            LUCENT TECHNOLOGIES INC.
                           NON-QUALIFIED PENSION PLAN

                          As effective October 1, 1996
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                                TABLE OF CONTENTS


ARTICLE 1  PURPOSE............................................................4

ARTICLE 2  DEFINITIONS........................................................5

ARTICLE 3  PARTICIPATION AND ELIGIBILITY......................................9

3.01. PARTICIPATION...........................................................9
3.02. ELIGIBILITY.............................................................9

ARTICLE 4  PENSION BENEFITS..................................................12

4.01. BENEFIT ELIGIBILITY....................................................12
4.02. BENEFIT FORMULAS.......................................................13
4.03. MONTHLY PAYMENTS.......................................................15
4.04. COMMENCEMENT AND DURATION OF PAYMENTS..................................16
4.05. TREATMENT DURING SUBSEQUENT EMPLOYMENT.................................16
4.06. METHOD AND FORM OF PAYMENT.............................................16

ARTICLE 5  DEATH BENEFITS....................................................17

5.01. PARTICIPATION..........................................................17
5.02. DEATH BENEFITS.........................................................17

ARTICLE 6  SOURCE OF PAYMENT.................................................19

6.01. SOURCE OF PAYMENTS.....................................................19
6.02. UNFUNDED STATUS........................................................19

ARTICLE 7  ADMINISTRATION OF THE PLAN........................................21

7.01. ADMINISTRATION AND AUTHORITIES.........................................21
7.02. COMMITTEE..............................................................21
7.03. INDEMNIFICATION........................................................21
7.04. BENEFIT CLAIMS AND APPEALS.............................................23

ARTICLE 8  ADOPTION, AMENDMENT AND TERMINATION...............................24

8.01. ADOPTION OF PLAN.......................................................24
8.02. AMENDMENT AND TERMINATION..............................................24
8.03. ACQUISITION OR DISPOSITION OF PARTICIPATING COMPANY....................24

ARTICLE 9  GENERAL PROVISIONS................................................26

9.01. BINDING EFFECT.........................................................26
9.02. FIDUCIARY RELATIONSHIP.................................................26
9.03. NO GUARANTEE OF EMPLOYMENT.............................................26
9.04. TAX WITHHOLDING........................................................26
9.05. ASSIGNMENT OF BENEFITS.................................................27
9.06. FACILITY OF PAYMENT....................................................27
9.07. SEVERABILITY...........................................................27
9.08. EFFECTIVE DATE.........................................................27
9.09. PLAN YEAR..............................................................28
9.10. HEADINGS...............................................................28
9.11. GOVERNING LAW..........................................................28


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9.12. FORFEITURE OF BENEFITS.................................................28
9.13. OPTION DURING DISABILITY...............................................28
9.14. SPECIAL CLASSIFICATION.................................................28
9.15. CLAIMS RELEASE.........................................................29
9.16. DAMAGE CLAIMS OR SUITS.................................................29
9.17. JUDGMENT OR SETTLEMENT.................................................29
9.18. PAYMENT UNDER LAW......................................................29
9.19. ENTIRE PLAN............................................................30

APPENDIX A...................................................................31

APPENDIX B...................................................................33


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                                    ARTICLE 1
                                     PURPOSE

This Lucent Technologies Inc. Non-Qualified Pension Plan (the "Plan") is an Amendment and Restatement of predecessor programs sponsored by AT&T that were first adopted on October 1, 1980, to provide supplemental pension, disability and death benefits to certain employees of AT&T and the Company. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

The Plan is a successor to the AT&T Non-Qualified Pension Plan in effect as of September 30, 1996, with respect to Transferred Individuals (as defined in
Article 2 of the Employee Benefits Agreement dated February 1, 1996, and as amended and restated effective March 29, 1996). The Plan assumes and is solely responsible for all liabilities as of September 30, 1996, relating to Transferred Individuals under the Plan. Accordingly, the Plan shall recognize such service and compensation as of September 30, 1996, with respect to Transferred Individuals as would be recognized by the AT&T Non-Qualified Pension Plan in effect as of September 30, 1996. To the extent that the Plan refers to dates, events, agreements, elections, or designations before October 1, 1996 relating to Transferred Individuals, such dates, events, agreements, elections and designations shall be recognized as if Lucent Technologies Inc. and the Plan were in existence at the applicable time. For Transferred Individuals who terminated employment before October 1, 1996, the provisions of the AT&T Non-Qualified Pension Plan in effect at termination of the Transferred Individual's employment shall be deemed to be incorporated in this Plan and shall govern.


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                                    ARTICLE 2
                                   DEFINITIONS


Whenever used herein, the terms set forth below have the following meanings unless a different meaning is clearly required by the context:

2.01. "ACTIVE SERVICE" means the period of active employment but excluding any time the individual is absent on account of disability and receiving or eligible to receive sickness or accident disability benefits under the Company's Sickness and Accident Disability Benefit Plan.

2.02. "ADEA" means the Age Discrimination in Employment Act of 1967, as it may be amended from time to time.

2.03. "ADJUSTED CAREER AVERAGE PAY" as used in the Alternate Formula described in SECTION 4.02(B), means (i) in the case of an Officer, the sum of A and B below divided by such Officer's Term of Employment and (ii) in the case of an Executive Employee, the amount described in B below divided by such Executive Employee's Term of Employment:


         A. the sum of (1) the average of an Officer's annual Short Term Incentive Awards and any salary amounts deferred under the Lucent Technologies Inc. Senior Management Incentive Award Deferral Plan includable in the 1989 Base Period multiplied by his or her Term of Employment as of December 31, 1989, (2) his or her Short Term Incentive Awards and any salary amounts deferred under the Lucent Tecnologies Inc. Senior Management Incentive Award Deferral Plan includable under the Basic Formula for the period from January 1, 1990, to the date of retirement.

         B. the sum of (a) the product of (i) the Participant's average annual "Compensation" as defined in the Pension Plan for the 1992 Base Period and (ii) the Participant's Term of Employment as of December 31, 1992, and (b) the Participant's "Compensation" for the period from January 1, 1993, to the last day of his or her Term of Employment.


2.04. "ADMINISTRATOR" means the person identified as the Pension Plan Administrator under the Pension Plan or such other person or entity designated by the Company.


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2.05.    "AFFILIATED CORPORATION" means any corporation or other entity of which
50 percent or more of the voting stock is owned directly or indirectly by the Company.

2.06. "AT&T" means AT&T Corp. (formerly American Telephone and Telegraph Company), a New York Corporation, or its successors.

2.07. "1989 BASE PERIOD" means the period from January 1, 1987, to December 31, 1989.

2.08. "1992 BASE PERIOD" means the period from January 1, 1990, to December 31, 1992.

2.09.    "BOARD"  means the Board of Directors of Lucent Technologies Inc.

2.10. "COMMITTEE" means the Employee Benefits Committee appointed by the Company to administer the Pension Plan.

2.11.    "COMPANY"  means Lucent Technologies Inc. or its successors.

2.12. "COVERED COMPENSATION BASE" means an amount which is the average of the maximum wage amounts on which an employee's liability for Social Security taxes were determined for each year beginning with January 1, 1958, and ending with the year the year in which the calculation is made.

2.13. "DELEGATE" means the Board's authorized representative designated pursuant to a delegation of authority by the Board to act on behalf of or to perform one or more administrative responsibilities under the Plan.

2.14. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.15. "EXECUTIVE EMPLOYEE" means any employee of a Participating Company employed in a position evaluated or classified as an "Executive" or equivalent position by the Company, except that no employee who is assigned to such a position on a temporary basis after being notified in writing of the temporary status of such assignment shall be an "Executive Employee" for any purpose under this Plan.

2.16. "LONG TERM DISABILITY PLAN" means the Lucent Technologies Inc. Officers Long Term Disability and Survivor Protection Plan.

2.17. "NORMAL RETIREMENT AGE" means the Normal Retirement Age determined under the Pension Plan.


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2.18.    "OFFICER" means any employee of a Participating Company holding a position evaluated or classified above the "Executive" level by the Company, except that no employee who is assigned to such a position on a temporary basis after being notified in writing of the temporary status of such assignment shall be an "Officer" for any purpose under this Plan.

2.19. "PARTICIPANT" means an Officer who is eligible for a service pension, deferred vested pension or disability pension under the terms of the Pension Plan or an Executive Employee who is eligible for a service pension under the terms of the Pension Plan.

2.20. "PARTICIPATING COMPANY" means the Company and any Affiliated Corporation which has elected, with the approval of the Committee as required by
SECTION 8.01, to participate in the Plan.

2.21. "PENSION PLAN" means the Lucent Technologies Inc. Management Pension Plan, as amended from time to time.

2.22. "PENSION PLAN BENEFIT" means the annual pension benefit determined under the Pension Plan without regard to the limitations on covered compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 or the limitations on benefit accruals and payments under Section 415 of the Internal Revenue Code of 1986, and before any reduction in such pension benefit for the cost of a survivor annuity or for early retirement.

2.23. "PLAN" means this Lucent Technologies Inc. Non-Qualified Pension Plan, as set forth herein and as amended from time to time.

2.24. "POSITION RATE" means an amount established periodically by the Company for each Officer position upon which base salaries are administered.

2.25. "PREDECESSOR PLAN SPONSOR" means AT&T and any other corporation or entity that enters into an agreement or agreements providing for the assumption of liabilities by this Plan comparable to the Management Interchange Agreement dated as of April 8, 1996, and the Employee Benefits Agreement dated February 1, 1996, and amended and restated as of March 29, 1996, between AT&T and the Company.

2.26. "SHORT TERM INCENTIVE AWARD" means the actual amount awarded (including any amounts deferred pursuant to the Lucent Technologies Inc. Officers Incentive Award Deferral Plan) annually to an Officer pursuant to the Lucent Technologies Inc. Senior Management Short Term Incentive Plan or predecessor short term incentive plans. Short Term Incentive Awards shall, for

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purposes of this Plan, be considered to be awarded on the last day of the performance period with respect to which they are earned.

2.27. "STANDARD AWARD" means an amount determined periodically for each Position Rate under the Lucent Technologies Inc. Senior Management Short Term Incentive Plan or predecessor short term incentive plans.

2.28. "SUCCESSOR PLAN SPONSOR" means any corporation or entity that enters into an agreement or agreements providing for the assumption of liabilities arising under this Plan comparable to the Management Interchange Agreement dated as of April 8, 1996, and the Employee Benefits Agreement dated February 1, 1996, and amended and restated as of March 29, 1996, between AT&T and Lucent Technologies Inc.

2.29.    "TERM OF EMPLOYMENT" means the period of employment described in
Section 2.38 of the Pension Plan and, unless expressly limited by the context, shall also mean the number of full or partial calendar years comprising Years of Service as defined in Section 2.39 of the Pension Plan.

2.30. "TOTAL COMPENSATION" As used in the Alternate Minimum Formula described in SECTION 4.02(C) means the sum of (i) the elements of Compensation as defined in Section 4.2(f) of the Pension Plan, (ii) salary amounts deferred under the Lucent Technologies Inc. Officers Incentive Award Deferral Plan, and (iii) Short Term Incentive Awards.

2.31. "TRANSITION PARTICIPANT" means a Participant as to whom the responsibility and liability for the payment of benefits accrued or payable under a plan or plans of a Predecessor Plan Sponsor has been assumed by the Company and are payable under this Plan.

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                                    ARTICLE 3
                          PARTICIPATION AND ELIGIBILITY


3.01.    PARTICIPATION.

         All Officers and Executive Employees who meet the criteria set forth in
         SECTION 2.18 shall be eligible to participate in this Plan.

3.02.    ELIGIBILITY.

         (a) SERVICE BENEFIT. Each Participant who is eligible for a service pension pursuant to the terms of the Pension Plan (excluding for purposes of this Section 3.02(a) the effect of any management pension enhancement pursuant to Section 4.2(h) of the Pension Plan) and who meets the relevant requirements of Article 4 shall be eligible for a service benefit pursuant to this Plan.

         (b)      DEFERRED BENEFIT.

                           (i)      Except as otherwise specified in Sections
                                    4.04 and 4.05, an Officer who is eligible for a deferred vested pension pursuant to the terms and conditions of the Pension Plan is eligible for a deferred benefit pursuant to this Plan.

                           (ii) An Officer who leaves the service of a Participating Company and who has elected to have his or her deferred vested pension payable early in reduced amounts pursuant to the terms and conditions of the Pension Plan shall be deemed to have elected to have his or her deferred benefits under this Plan payable early in reduced amounts under the same terms and conditions as set forth in the Pension Plan. In the event of such an election, the amount of deferred benefit otherwise payable at Normal Retirement Age under this Plan to such participant shall be reduced in accordance with the same formulas as are set forth in the Pension Plan for the discounting of the deferred vested pension.

                           (iii) The Committee, the Administrator or a Delegate, as appropriate, shall notify each Officer who leaves the employment of such Participating Company (except to take employment without a break in service with another Participating Company or other Affiliated Corporation) of his


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                                    or her eligibility, if any, for a deferred
                                    benefit by mailing, within a reasonable time after his or her leaving, a notice to his or her last known address as shown on the Participating Company's records.

         (c) DISABILITY BENEFIT. A Participant who, while an Officer, has become eligible for a Disability Pension pursuant to Section 4.1(c) of the Pension Plan shall be eligible for a Disability Benefit hereunder. Should the Disability Pension be discontinued (other than by reason of conversion to a Service Pension) pursuant to the terms of the Pension Plan, the Disability Benefit hereunder shall be discontinued as well.

         (d)      CONTINGENT BENEFITS.

                           (i) An Officer who, on or after October 1, 1996, is reassigned to a position evaluated at or below the Executive level for reasons other than unsatisfactory performance, and who has satisfied the vesting requirements of
                                    SECTION 3.02(a) OR SECTION 3.02(b) of this
                                    Plan as of the reassignment date, will be eligible for Officers benefits upon his or her termination of employment provided he or she is then eligible for pension payments under the Pension Plan. The determination of the amount of such former Officer's benefits will be based on his or her Term of Employment completed as of the reassignment date and shall be computed in accordance with SECTION 4.02(a) in effect on such date.

                           (ii) An Officer who, on or after October 1, 1996, is reassigned to a position evaluated below the Executive level for reasons other than unsatisfactory performance, and who has not satisfied the vesting requirements of this Plan as of the reassignment date, will not be eligible for benefits under this Plan upon his or her termination of employment.

                           (iii) An Officer who, on or after October 1, 1996, is reassigned to a position evaluated at the Executive level for reasons other than unsatisfactory performance, and who has satisfied the vesting requirements of
                                    SECTION 3.02(a) OR SECTION 3.02(b) of this
                                    Plan as of the reassignment date shall be eligible for a benefit (A) under SECTION 3.02(a), if such Officer is eligible for a service pension under Section 4.1(a) of the Pension Plan on the last day of his or her Term of Employment or (B) under SECTION 3.02(b), if such Officer is not eligible for a service pension under Section 4.1(a) of the Pension Plan on

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                                    the last day of his or her Term of
                                    Employment. The benefit of any reassigned
                                    Officer described in this SECTION
                                    3.02(d)(III)(a) shall be computed based on his or her Term of Employment and in accordance with SECTION 4.02(b) in effect on the last day of such Term of Employment. The benefit of any reassigned Officer described in this SECTION 3.02(d)(III)(b) shall be computed based on his or her Term of Employment completed as of the last day of the year in which his or her job is reclassified and in accordance with SECTION 4.02(a) in effect as of the date of such reassignment.

                           (iv) A Participant, other than an Officer whose job is classified or reclassified during or after 1986 to a level below Executive will be eligible for the service benefit describe in SECTION 3.02(a) and computed in accordance with SECTION 4.02(b) based on his or her Term of Employment completed as of the last day of 1988 or if later, the last day of the year in which his or her job is reclassified and based on the provisions of the Plan in effect on such day, provided he or she is then eligible for a service pension under the Pension Plan, and further provided he or she is not demoted subsequent to such day because of unsatisfactory job performance prior to retiring under the Pension Plan.

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                                    ARTICLE 4
                                PENSION BENEFITS

4.01.    BENEFIT ELIGIBILITY.


         (a) OFFICERS. The following provisions govern the eligibility for benefits of Officers whose retirement date is on or after October 1, 1996.


                           (i) The benefit of an Officer who had at least five Years of Service as an Officer as of December 31, 1993, will be the greater of the annual benefit amounts determined under the Basic Formula, the Alternate Formula or the Alternate Minimum Formula described in SECTIONS 4.02(a), (b) and (c) respectively.


                           (ii) The benefit of an Officer who is not described in SECTION 4.01(a)(i) but who is eligible for a service pension under Section 4.1(a) of the Pension Plan as of the last day of his or her Term of Employment will be the greater of the annual benefit amounts under the Basic Formula or the Alternate Formula described in SECTIONS 4.02(a) and (b) respectively.


                           (iii) The benefit of an Officer who is not described in SECTIONS 4.01(a)(i) or (ii) but who is eligible for a deferred vested pension under
                                  Section 4.1(b) or a disability pension under
                                  Section 4.1(c) of the Pension Plan as of the last day of his or her Term of Employment will be the amount determined under the Basic Formula described in SECTION 4.02(a).


                           (iv) The benefit payable to the surviving lawful spouse of an Officer shall be determined in accordance with SECTION 4.02(d)(i), if the Officer is an employee at the time of death and in accordance with SECTIONS 4.02(d)(ii) and (iii), if the Officer is not an employee at the time of death.


         (b) EXECUTIVE EMPLOYEES. The annual service benefit of an Executive Employee whose retirement date is on or after October 1, 1996, will be the amount computed under the Alternate Formula described in Section 4.02(b). The benefit payable to the surviving lawful spouse of an Executive Employee shall be determined in accordance with Section 4.02(d)(i), if the Executive Employee is an employee at the time of death.

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4.02.    BENEFIT FORMULAS.

         (a) BASIC FORMULA. The annual service or disability benefit under the Basic Formula shall be determined by adding (A) the product of one and five-tenths percent (1.5%) of the average annual Short Term Incentive Awards for the 1989 Base Period and the Officer's Term of Employment as of December 31, 1989 and (B) the sum of one and six-tenths percent (1.6%) of the Short Term Incentive Award for each successive full or partial calendar year of employment following 1989.

                           (i) Early Retirement Discount. The monthly service benefit, determined in accordance with the Basic Formula of this SECTION 4.02(a), for each Officer who is granted a service benefit for reasons other than total disability as a result of sickness or injury, shall be reduced by one-half percent (0.5%) for each calendar month or part thereof by which his or her age at time benefits are first paid under this Plan is less than fifty-five (55) years, except that each Officer retired with thirty (30) or more years of service shall receive a monthly benefit allowance reduced by one-quarter percent (0.25%) for each calendar month or part thereof by which such Officer's age at the time benefits are first paid under this Plan is less than fifty-five
                                    (55) years.

                           (ii) Deferred Benefit Amount. The monthly benefit for each Officer eligible for a deferred benefit under the provisions of SECTION 3.02(b) shall be calculated exclusively in accordance with the provisions specified as applicable to those receiving a benefit under this SECTION 4.02(a) effective as of the date such Officer leaves the service of a Participating Company.

                           (iii) An Officer who leaves the service of a Participating Company with eligibility for a deferred benefit in accordance with SECTION 3.02(b) but who is not entitled to any other class of pension or benefit under this Plan shall not be considered a retiree pursuant to the Pension Plan or a retired Officer.

         (b) ALTERNATE FORMULA. The annual benefit under the Alternate Formula shall be the excess of B over A, where A equals the Participant's Pension Plan Benefit and B equals the product of one and seven-tenths percent (1.7%) of the Participant's Adjusted Career Average Pay, less eight-tenths of one percent (0.8%) of the Participant's Covered Compensation Base,

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                  and the Participant's Term of Employment. The service benefit under this Alternate Formula will be reduced in case of retirement before age 60 by applying the appropriate reduction factor from the Table of such factors shown in Appendix B to such benefit.

         (c) ALTERNATE MINIMUM FORMULA. The annual benefit under the Alternate Minimum Formula in this Section 4.02(c) shall be an amount equal to (A) the product of the greater of the amount determined under Formula A or the amount determined under Formula B, multiplied by the applicable factor set forth in Appendix A, less (B) the amount of the Officer's Pension Plan Benefit.

                           (i) Formula A. For purposes of the Alternate Minimum Formula in this SECTION 4.02(c), Formula A means the sum of (a) the product of one and five tenths percent (1.5%) of average calendar year Total Compensation for the 1992 Base Period and the Term of Employment as of December 31, 1992, and (b) one and six tenths percent (1.6%)of Total Compensation for the calendar year 1993 actuarially reduced in case of retirement before age 55 by applying the appropriate reduction factor set forth in SECTION 4.02(a)(i).

                           (ii) Formula B. For purposes of this Alternate Minimum Formula in this SECTION 4.02(c), Formula B means the product of (a) the excess of one and seven tenths percent (1.7%) of Adjusted Career Average Pay, over eight tenths of one percent (0.8%) of the Covered Compensation Base, and (b) the Officer's Term of Employment at December 31, 1993, reduced in case of retirement before age 60 by applying the appropriate reduction factor set forth in APPENDIX B.

         (d)      AUTOMATIC SURVIVOR ANNUITIES.

                           (i) Before-Retirement. In the event of the death of an active Participant whose Term of Employment includes at least fifteen years or who is eligible for a service benefit under SECTION 4.02(a) at the time of his or her death and who leaves a surviving lawful spouse, such surviving lawful spouse shall receive, effective on the day following the date of death, a survivor annuity in the amount of forty five percent (45%) of the benefit which would have been payable had such Participant retired with a service benefit, regardless of his or her actual eligibility therefor, on the date of his or her death. For purposes of the automatic survivor annuity

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                                    provided in this SECTION 4.02(d)(i), the
                                    early retirement discounts in SECTIONS
                                    4.02(a)(i) and 4.02 (b)(i) shall not apply.

                           (ii) Post-Retirement. Upon the death of an Officer receiving a service or disability benefit under this Plan who retired on or after December 31, 1986 or retired prior to that date but had not reached age 55 on or before December 31, 1983, a survivor annuity in the amount of 45% of such retired Officer's monthly benefit amount will be payable beginning on the day following the date of his or her death to the surviving lawful spouse of such retired Officer.

                           (iii) Post-Retirement Transition Cases. In the case of a deceased Officer who retired prior to December 31, 1987, the survivor annuity payable under SECTION 4.02(d)(ii) above, shall be increased by the amount required, if any, to bring the total monthly survivor annuity payable under this Plan to an amount computed by multiplying the product of the average of such Officer's Standard Awards for a maximum of six (6) years prior to his or her retirement year and sixty-five hundredths percent (0.65%) by his or her Term of Employment, and dividing the result by twelve (12); the Standard Awards includable in this computation cannot exceed sixty percent (0.60%) of such Officer's Position Rate.

         (e) SPECIAL INCREASES. Service and disability benefit payments, as determined under SECTIONS 4.02(a) and (b), of retired Officers and service benefit payments, as determined under SECTION 4.02(b), of retired Executive Employees, and survivor annuities in pay status under SECTIONS 4.02(d)(i), (d)(ii), and (d)(iii) shall be increased by the same percentage and pursuant to the same terms and conditions as are set forth for comparable payments, from time to time, in the Pension Plan.

4.03.    MONTHLY PAYMENTS.

         The annual benefit determined under this ARTICLE 4 shall be divided by twelve (12) and shall be payable monthly or at such other periods as the Committee or the Administrator, as applicable, may determine in each case.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

4.04.    COMMENCEMENT AND DURATION OF PAYMENTS.

                           (i) Subject to the exception set forth in paragraph (ii) herein, benefits granted under this Plan shall commence on the date the benefits under the Pension Plan are first paid to the Participant and shall, except for the reasons specified in SECTIONS 3.02(c), 4.05 and 9.12, continue to the death of the recipient.

                           (ii) Any benefit payable to an Officer pursuant to SECTION 4.02(c) who had at least five Years of Service as an Officer as of December 31, 1993, and as to whom the sum of his or her attained age and Term of Employment equaled or exceeded seventy (70) as of that date shall be payable as of the last day of his or her Term of Employment and shall, except for the reasons specified in SECTION 4.05 AND SECTION 9.12, continue to his or her death.

                           (iii) Benefit amounts accrued and payable under this ARTICLE 4 but not actually paid at the time of death of a Participant shall be paid in accordance with the standards and procedures set forth in the Pension Plan.


4.05.    TREATMENT DURING SUBSEQUENT EMPLOYMENT.

         When a Participant's Term of Employment includes service with more than one Participating Company or with a company that is not a Participating Company, the last Participating Company to employ him or her immediately prior to his or her retirement or termination of employment with entitlement to a benefit hereunder shall be responsible for the full benefit under this Plan. Employment with any Participating Company subsequent to retirement or termination of employment with entitlement to any type of benefit under this Plan shall result in the permanent suspension of the benefit for the period of such employment or reemployment to the extent and in a manner consistent with the terms and conditions applicable to the suspension of benefit payments under the Pension Plan. Payment of a Participant's benefit under this Plan shall resume simultaneously with the recommencement of his or her benefits under the Pension Plan. Following recommencement of payment under this Plan, the Participant (or surviving lawful spouse) shall not be eligible to receive any payments under this Plan that would otherwise have been payable but for the suspension.

4.06.    METHOD AND FORM OF PAYMENT.

         Payments under this Article 4 shall be made in the same manner as set forth under the Pension Plan.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                    ARTICLE 5
                                 DEATH BENEFITS

5.01.    PARTICIPATION.

         Upon the death of an active Officer or an Officer who, on or after October 1, 1996, retires on a service or disability pension under the Pension Plan (excluding for purposes of this Section 5.01 the effect of any management pension enhancement pursuant to Section 4.2(h) of the Pension Plan) or who terminates employment with eligibility to receive payments under the Long Term Disability Plan, a Death Benefit shall be provided under this Article 5. The Death Benefits under this Article 5 are in addition to the accident, sickness and pensioner death benefits under the Death Benefit Plan in the Pension Plan and shall be paid to the same beneficiary or beneficiaries and administered in the same manner as such benefits under the Pension Plan.

5.02.    DEATH BENEFITS.


         (a) PRIMARY DEATH BENEFIT. In the case of the death of an Officer described in Section 5.01 a benefit equal to one year's wages shall be paid. For purposes of determining the benefit payable under this Section 5.02(a) with respect to an Officer who dies on or after October 1, 1996, one year's wages is defined as the greater of (A) his or her Short Term Award for the calendar year preceding the earlier of his or her date of death or date of retirement, or (B) the Officer's Short Term Award payable with respect to any later partial calendar year period of service.


         (b) OTHER POST-RETIREMENT DEATH BENEFITS. An additional death benefit described in this Section 5.02(b) shall be provided under this Plan in the case of an Officer who retires on a service or disability Pension under the Pension Plan after October 1, 1996. The death benefits under Section 5.02(b)(ii) are provided also in the case of an Officer who terminates employment with entitlement to Long Term Disability Plan payments.

                           (i) Group Life Differential. Upon the death of an Officer age 66 or older who retired after December 31, 1986, and before October 1, 1990, the difference between the amount of his or her Basic Group Life Insurance under the Company's Group Life Insurance Program which was in effect on the day before his or her sixty-sixth (66) birthday and the amount of such insurance in effect on the date of his or her death shall be paid in a lump sum to a beneficiary or beneficiaries designated by the Officer, or, if there is no such beneficiary, to the Officer's Estate.

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                                                                         PAGE 17

                           (ii) Tax Differential. An individual who is the beneficiary of a deceased retired Officer or an Officer who terminated employment with entitlement to Long Term Disability payments and who receives one or more of the benefits listed below, shall be eligible to receive, under this SECTION 5.02(B)(I), a tax differential payment related to the difference between the beneficiary's assumed Federal Income tax liability on such benefit or benefits and the beneficiary's assumed Federal Income Tax liability had such benefit or benefits been funded by the proceeds of a life insurance policy on the life of the retired Officer:


                                    (A)      Post-Retirement Survivor Annuity
                                             described in Section 4.02(d)(ii),

                                    (B)      Pensioner Death Benefit described
                                             in SECTION 5.02(a),

                                    (C)      Group Life Differential Death
                                             Benefit described in SECTION
                                             5.02(b)(i),

                                    (D)      Pensioner Death Benefit described
                                             in Paragraph 3 of Section 5 of the
                                             Pension Plan, and

                                    (E)      The Death Benefit described in
                                             Section 5 of the Long Term
                                             Disability Plan.

                           Federal Estate Tax and state and local inheritance or income taxes shall not be considered in computing the tax differential payment under this SECTION 5.02(b)(i).

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                    ARTICLE 6
                                SOURCE OF PAYMENT


6.01.    SOURCE OF PAYMENTS.

         The Company may establish a trust to hold assets to be used to make benefit payments under the terms of this Plan, provided such trust does not cause the Plan to be "funded" within the meaning of ERISA. Funds invested hereunder shall, for purposes of this Plan, be considered to be part of the general assets of the Participating Company which invested the funds, and no Participant, beneficiary or lawful spouse shall have any interest or right in such funds. To the extent trust assets are available, they may be used to pay benefits arising under this Plan and all costs, charges and expenses relating thereto. To the extent that the funds held in the trust are insufficient to pay such benefits, costs, charges and expenses, the Company or the responsible Participating Company shall pay such benefits, costs, charges and expenses from its general assets. In addition, the Company may, in its sole discretion, direct that payments required under this Plan to any Participant or surviving lawful spouse be made through the purchase and distribution of one or more nontransferable annuity contracts or cause the trustee of the trust to purchase and distribute such annuity contracts. Any such purchase and distribution of an annuity contract shall be a full and complete discharge of the Plan's, the Company's and the Participating Companies' liability for payments assumed by the issuer of the annuity contract. Further, the Senior Vice President, Human Resources, may determine, in his sole discretion, to pay additional sums to any Senior Manager, from the Company's general assets or from the trust, if any, to reimburse the Senior Manager for additional federal and state income taxes estimated to be incurred by reason of the distribution of any such annuity contracts. The Senior Vice President, Human Resources shall establish a methodology or methodologies for determining the amount of such additional sums. The methodology or methodologies selected shall be those that the Senior Vice President, Human Resources determines, in his sole discretion, to be the most effective and administratively feasible for the purpose of producing after tax periodic benefit payments that approximate the after tax periodic benefit payments that would have been received by Participants in the absence of the distribution of the annuity contract.

6.02.    UNFUNDED STATUS.

         The Plan at all times shall be entirely unfunded for purposes of the Internal Revenue Code of 1986, and ERISA and, except as provided in
         SECTION 6.01, no provision shall at any time be made with respect to segregating any assets of a Participating Company for payment of any benefits hereunder. The Plan constitutes a mere promise by the Participating Company to make payments, if any,

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN in the future. No Participant, surviving lawful spouse or any other person shall have any interest in any particular assets of a Participating Company by reason of the right to receive a benefit under the Plan and to the extent the Participant, surviving lawful spouse or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of a Participating Company.


                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                    ARTICLE 7
                           ADMINISTRATION OF THE PLAN


7.01.    ADMINISTRATION AND AUTHORITIES.

         The Plan shall be administered by the Company and it shall have full discretionary authority to manage and control the operation and administration of the Plan, including the power to interpret provisions of the Plan, make determinations of fact, promulgate rules and regulations, determine benefit eligibility of individual and classes of Participants (including, without limitation, determinations of a Participant's applicable Term of Employment, Position Rate and rate of pay), delegate its powers and duties hereunder to the Committee, the Administrator or others and take such other action as it shall find necessary and appropriate to implement the provisions of the Plan. The Committee and the Administrator may retain attorneys, consultants, accountants or other persons (who may be employees of the Company or an Affiliated Corporation) to render advice and assistance and may delegate any of the authorities conferred on it to such persons as it shall determine to be appropriate to effect the discharge of its duties hereunder. The Company, the Predecessor Plan Sponsor, the Affiliated Corporations and any of their Officers and Executive Employees shall be entitled to rely upon the advice, opinions, and determinations of any such persons. Any exercise of the authorities set forth in this Section, whether by the Company, the Committee, the Administrator or their Delegate, shall be final and binding upon the Company, its Affiliated Corporations, their officers, directors and affected Participants and beneficiaries.

7.02.    COMMITTEE.

         The Company has delegated to the Committee authority to make the final determination to grant or deny claims for benefits under the Plan with respect to Participants, surviving lawful spouses, and other beneficiaries and to authorize disbursements according to the terms of the Plan.

7.03.    INDEMNIFICATION.

         No member of the Board, the Committee or the Administrator shall be personally liable by reason of any contract or other instrument executed by such individual or on his or her behalf in his or her capacity as a member of the Board, Committee or the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board, each member of the Committee, the Administrator and each other employee, officer, or director of the Company or any Participating Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including attorneys' fees) or liability

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

         (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

7.04.    BENEFIT CLAIMS AND APPEALS.

         (a) BENEFIT CLAIMS. All claims for benefit payments under the Plan shall be submitted in writing by Participants to the person designated by the Company to make determinations as to eligibility for benefits under the Plan and such person shall notify the Participant in writing within 90 days after receipt as to whether the claim has been granted or denied. This period may be extended for up to an additional 90 days in unusual cases provided that written notice of the extension is furnished to the claimant prior to the commencement of the extension. In the event the claim is denied, such notice shall
                  (i) set forth the specific reason or reasons for denial, (ii) make reference to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary before the Participant's request may be acted upon favorably, and (iv) explain the procedure for appealing the adverse determination.

         (b) BENEFIT APPEALS. A Participant whose claim for benefits has been denied may, within 60 days of receipt of any adverse benefit determination, appeal such denial to the Committee. All appeals shall be in the form of a written statement and shall (i) set forth all of the reasons in support of favorable action on the appeal, (ii) identify those provisions of the Plan upon which the claimant is relying, and (iii) include copies of any other documents or materials which may support favorable consideration of the claim. The Committee shall decide the issues presented within 60 days after receipt of such request, but this period may be extended for up to an additional 60 days in unusual cases provided that written notice of the extension is furnished to the claimant prior to the commencement of the extension. The decision of the Committee shall be set forth in writing, include specific reasons for the decision, refer to pertinent Plan provisions on which the decision is based, and shall be final and binding on all persons affected thereby.


                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                    ARTICLE 8
                       ADOPTION, AMENDMENT AND TERMINATION

8.01.    ADOPTION OF PLAN.

         Any Affiliated Corporation that participates in the Pension Plan may, with the consent of the Committee, elect to participate in the Plan. Such Affiliated Corporation shall become a Participating Company as of the date specified by the Committee in its resolution approving the participation of the Affiliated Corporation in the Plan.

8.02.    AMENDMENT AND TERMINATION.

         The Company is the Sponsor of the Plan and the Board or its Delegate, may from time to time amend, modify or change the Plan at as set forth in this document, and the Board or its Delegate (acting pursuant to the Board's delegations of authority then in effect) may terminate the Plan at any time. Plan amendments may include, but are not limited to, elimination or reduction in the level or type of benefits provided to any class or classes of Participant (and surviving lawful spouses). Any and all Plan amendments may be made without the consent of any Participant, surviving lawful spouse or beneficiary. Notwithstanding the foregoing, no such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant or surviving lawful spouse to benefits under the Plan to which they have previously become entitled as a result of a Participant's satisfaction of the vesting schedule of this Plan which is the same as and never will be greater than the vesting schedule under the Pension Plan.

8.03.    ACQUISITION OR DISPOSITION OF PARTICIPATING COMPANY.

         (a) Subject to Section 9.01 of this Plan, in the event the Company sells, spins off, or otherwise disposes of an Affiliated Corporation, or disposes of all or substantially all of the assets of an Affiliated Corporation such that one or more Participants terminate employment for the purposes of accepting employment with the purchaser of such stock or assets, any person employed by such Affiliated Corporation who ceases to be an employee of the Company or an Affiliated Corporation as a result of the sale, spin-off, or disposition shall be deemed to have terminated his or her employment with a Participating Company for all relevant purposes under this Plan.

         (b) Notwithstanding the foregoing provisions of this Section 8.03, and subject to Section 9.01 of this Plan, if the sale, spin-off, or other disposition of the stock or assets of an Affiliated Corporation is to a Successor Plan Sponsor with the effect that the responsibility for the payment of benefits under this Plan is assumed by the Successor Plan Sponsor, the Successor Plan Sponsor shall be solely liable for the payment of the pension and

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN
                  death benefits described in this Plan to affected Participants, and the entitlement of any affected Participant or his or her surviving lawful spouse or beneficiary to benefits under this Plan shall terminate. Any Participant affected by this Section 8.03(b) shall not be considered to have terminated his or her employment with the Company or a Participating Company for any purpose under this Plan.

         (c) In the event that the Company acquires through spin-off, purchase, merger or otherwise, the stock or assets a corporation or business unit that becomes a Participating Company with the result that certain of the acquired entity employees become Transition Participants, this Plan shall become solely responsible for the benefits payable to the Transition Participants pursuant to the terms of the agreement or agreements referred to in Section 2.24.


                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                    ARTICLE 9
                               GENERAL PROVISIONS

9.01.    BINDING EFFECT.

         The Plan shall be binding upon and inure to the benefit of each Participating Company and its successors and assigns, and each Participant, employee, his or her successors, assigns, designees, spouse, and estate. The Plan shall also be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company, but nothing in the Plan shall preclude the Company from merging or consolidating into or with, or transferring all or substantially all of its assets to, another corporation which assumes the Plan and all obligations of the Company hereunder. The Company agrees that it will make appropriate provision for the preservation of the rights of Participants, employees and surviving lawful spouses under the Plan in any agreement or plan or reorganization into which it may enter to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption that results in a Participant continuing to be employed by the Company or an Affiliated Corporation, the term "Participating Company" shall refer to such other corporation and the Plan shall continue in full force and effect as to that Participant and his or her lawful spouse or other beneficiary.

9.02.    FIDUCIARY RELATIONSHIP.

         Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust or contract of any kind, or a fiduciary relationship between or among the Company, any other Participating Company, any Affiliated Corporation, the Board, the Administrator, the Committee, any Participant, employee, any surviving lawful spouse or any other person.

9.03.    NO GUARANTEE OF EMPLOYMENT.

         Neither the Plan nor any action taken hereunder shall be construed as
         (i) a contract of employment or deemed to give any employee the right to be retained in the employment of a Participating Company, the right to any level of compensation, or the right to future participation in the Plan; or (ii) affecting the right of the Participating Company to discharge or dismiss any employee at any time.

9.04.    TAX WITHHOLDING.

         The Company shall withhold all federal, state, local or other taxes required by law to be withheld from payments or accruals under the Plan.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

9.05.    ASSIGNMENT OF BENEFITS.

         The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, executed upon, encumbered, or subjected to any charge or legal process; no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including without limitation, any judgment or claim for alimony, support or separate maintenance pursuant to a domestic relations order within the meaning of Section 206(d)(3) of ERISA and claims in bankruptcy proceedings. Any such attempted disposition shall be null and void.

9.06.    FACILITY OF PAYMENT.

         If the Administrator shall find that any person to whom any amount is or was payable under the Plan is unable to care for his or her affairs because of illness or accident, then any payment, or any part thereof, due to such person (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Administrator so directs the Company, be paid to the same person or institution that the benefits with respect to such person are paid under the Pension Plan if applicable, or to the Participant's surviving lawful spouse, a child, a relative, an institution maintaining or having custody of such person, or to any other person deemed by the Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be in complete discharge of the liability of the Company, the Board, the Committee, the Administrator, and the Participating Company therefor. If any payment to which a Participant or beneficiary is entitled under this Plan is unclaimed or otherwise not subject to payment to the person or persons so entitled, such amounts representing such payment or payments shall be forfeited after a period of two years from the date the first such payment was payable and shall not escheat to any state or revert to any party; provided, however, that any such payment or payments shall be restored if any person otherwise entitled to such payment or payments makes a valid claim.

9.07.    SEVERABILITY.

         If any section, clause, phrase, provision or portion of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Plan and shall not affect the application of any section, clause, provision, or portion hereof to other persons or circumstances.

9.08.    EFFECTIVE DATE.

         This Plan shall be effective for Participants actively employed on or after October 1, 1996.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

9.09.    PLAN YEAR.

         For purposes of administering the Plan, the plan year shall begin on January 1 and end on December 31, provided, however, that the first Plan Year shall begin on October 1, 1996 and end on December 31, 1996.

9.10.    HEADINGS.

         The captions of the preceding sections and articles hereof have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

9.11.    GOVERNING LAW.

         To the extent such laws are not preempted by the laws of the United States of America, the Plan shall be governed by the laws of the State of New Jersey, except as to its principles of conflict of laws.

9.12.    FORFEITURE OF BENEFITS.

         Except as provided in this SECTION 9.12 and SECTION 3.02, benefits previously awarded may not be canceled and, upon attaining the right under the Plan for an immediate service benefit or deferred benefit or for an automatic survivor annuity, such right shall be nonforfeitable. Notwithstanding any eligibility or entitlement to benefits of an individual arising or conferred under any other provision or paragraph of this Plan, all benefits for which a Participant would otherwise be eligible hereunder may be forfeited, at the discretion of the Board or the Committee, if an individual without the Company's consent establishes a relationship with a competitor of the Company or engages in activity in conflict with or adverse to the interests of the Company under the standards of the Company's Non-Competition Guideline and as determined by the Board or the Committee in its sole discretion.

9.13.    OPTION DURING DISABILITY.

         If an employee who has left the service of a Participating Company has elected to continue receiving disability benefits which he or she had been receiving prior to his or her termination and to defer receiving pension payments under the Pension Plan to which he or she is eligible, benefits under the Plan shall be deferred until such time as the employee begins to receive payments under the Pension Plan.

9.14.    SPECIAL CLASSIFICATION.

         For purposes of the Plan, the determination of those causes of death not classified as due to accident shall be accomplished in the same manner as set forth in the Pension Plan.

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

9.15.    CLAIMS RELEASE.

         In case of accident resulting in the death of a participant which entitles his or her beneficiaries or his or her annuitant to death benefits under the Plan, such beneficiaries or annuitant shall, prior to the payment of any such benefits, sign a release, releasing the Company or other Participating Companies, as applicable, from all claims and demands which the deceased had and which his or her beneficiaries or his or her annuitant may have against them, otherwise than under the Plan, on account of such accident. If any persons other than the beneficiaries under this Plan might legally assert claims against a Participating Company on account of the death of the individual, no part of the death benefit under the Plan shall be due or payable until there have also been delivered to the Committee or the Administrator, as applicable, good and sufficient releases of all claims, arising from or growing out of the death of the individual, which such other persons might legally assert against any Participating Company. The Committee or the Administrator, as applicable, in its discretion, may require that the releases described above shall release an other company connected with the accident, including the Company or any other Participating Company, as applicable. This requirement of a release or releases shall not apply in the case of Survivor Annuities as described in SECTION 4.02(D).

9.16.    DAMAGE CLAIMS OR SUITS.

         Should a claim other than under the Plan be presented or suit brought against the Company or any Participating Company for damages on account of death of a Participant, nothing shall be payable under the Plan on account of such death except as provided in SECTION 9.17; provided, however, that the Committee or the Administrator, as applicable, may, in its discretion and upon such terms as it may prescribe, waive this provision if such claim be withdrawn or if such suit be discontinued; and provided further that this provision shall not preclude the payment of Survivor Annuities as described in SECTION 4.02(D).

9.17.    JUDGMENT OR SETTLEMENT.

         In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of a Participant, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the discretion of the Committee or the Administrator, as applicable, be distributed to such beneficiaries.

9.18.    PAYMENT UNDER LAW.

         In the case of any benefit (which the Committee or the Administrator, as applicable, shall determine to be of the same general character as a payment provided by the Plan) that is payable to any Participant, to his or her beneficiaries, his or her estate or his or her annuitant under any law now in force

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN or hereafter enacted, only the excess, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under the Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service or by reason of any benefit which the recipient would be entitled to receive under the Social Security Act or Railroad Retirement Act. In those cases where, because of differences in the beneficiaries or in the time or methods of payment or otherwise, the determination of any such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee or the Administrator, as applicable, shall, in its discretion, determine whether or not in fact any such excess exists and make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of any such excess. Further, in determining whether or not there is an excess, to the extent any payments under any law are considered in determining whether there is any excess payable to an employee under any other comparable plan sponsored by the Company, the amount of such payments under law shall not be considered under this Plan.

9.19.    ENTIRE PLAN.

         This written Plan document is the final and exclusive statement of the terms of this Plan, and any claim of right or entitlement under the Plan shall be determined in accordance with its provisions pursuant to the procedures described in ARTICLE 7. Unless otherwise authorized by the Board or its delegate, no amendment or modification to this Plan shall be effective until reduced to writing and adopted pursuant to
         SECTION 8.02.

         IN WITNESS WHEREOF, the Company has caused this Plan to be effective on October 1, 1996, and to be executed on this ____ day of _________, 1996.



         For Lucent Technologies Inc.


         By:________________________
                Curtis R. Artis
                Senior Vice President, Human Resources


         Attest:____________________
                Pamela F. Kraven
                Vice President - Law
                Assistant Secretary


                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                   APPENDIX A

          SECTION 4.02(C) ALTERNATE MINIMUM FORMULA - TABLE OF FACTORS

             AGE
         50 or less  51      52      53      54      55      56      57      58      59
SERVICE
20 or less  1.33     1.33    1.33    1.36    1.43    1.47    1.43    1.38    1.33    1.28

21          1.38     1.32    1.32    1.35    1.42    1.46    1.42    1.37    1.32    1.27

22          1.42     1.37    1.31    1.34    1.41    1.45    1.41    1.36    1.30    1.26

23          1.47     1.41    1.36    1.33    1.40    1.44    1.40    1.35    1.29    1.25

24          1.52     1.46    1.40    1.39    1.39    1.43    1.39    1.34    1.29    1.24

25          1.58     1.51    1.45    1.43    1.45    1.42    1.38    1.33    1.28    1.23

26          1.57     1.50    1.44    1.42    1.44    1.41    1.37    1.32    1.27    1.22

27          1.57     1.49    1.43    1.42    1.43    1.40    1.36    1.31    1.26    1.21

28          1.56     1.48    1.42    1.41    1.43    1.39    1.36    1.31    1.25    1.21

29          1.55     1.48    1.42    1.40    1.42    1.39    1.35    1.30    1.25    1.20

30          1.38     1.36    1.33    1.35    1.39    1.38    1.34    1.29    1.24    1.19

31          1.38     1.35    1.33    1.34    1.39    1.37    1.34    1.29    1.24    1.19


            60      61      62      63      64      65
SERVICE
20 or less   1.25    1.20    1.15    1.10    1.05    1.00

21          1.24    1.19    1.14    1.09    1.05    1.00

22          1.23    1.18    1.14    1.09    1.05    1.00

23          1.22    1.17    1.13    1.09    1.04    1.00

24          1.21    1.17    1.12    1.08    1.04    1.00

25          1.20    1.16    1.12    1.08    1.04    1.00

26          1.19    1.15    1.11    1.08    1.04    1.00

27          1.18    1.15    1.11    1.07    1.04    1.00

28          1.18    1.14    1.11    1.07    1.04    1.00

29          1.17    1.14    1.10    1.07    1.03    1.00

30          1.17    1.13    1.10    1.07    1.03    1.00

31          1.16    1.13    1.10    1.06    1.03    1.00

                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

32          1.37   1.35    1.32    1.34    1.38    1.37    1.33    1.28    1.23    1.18

33          1.37   1.34    1.32    1.34    1.38    1.36    1.33    1.28    1.23    1.18

34          1.36   1.34    1/31    1.33    1.37    1.36    1.32    1.27    1.22    1.17

35 or more  1.36   1.33    1.31    1.33    1.37    1.35    1.32    1.27    1.22    1.17


32            1.16    1.12    1.09    1.06    1.03    1.00

33            1.15    1.12    1.09    1.06    1.03    1.00

34            1.15    1.12    1.09    1.06    1.03    1.00

35 or more    1.14    1.11    1.09    1.06    1.03    1.00



                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN

                                   APPENDIX B

                        SECTION 4.02(b) ALTERNATE FORMULA

      EARLY RETIREMENT FACTORS BASED UPON ATTAINED YEARS AND MONTHS OF AGE



ATTAINED AGE

Years                                              Months
-----                                              ------

          0       1        2       3        4        5        6        7       8        9       10       11
          -       -        -       -        -        -        -        -       -        -       --       --

50      .29     .29      .30     .30      .31      .31      .32      .32     .32      .33      .33      .34
--

51      .34     .34      .35     .35      .36      .36      .37      .37     .37      .38      .38      .39
--

52      .39     .40      .40     .41      .42      .42      .43      .44     .44      .45      .46      .46
--

53      .47     .48      .48     .49      .50      .50      .51      .52     .52      .53      .54      .54
--

54      .55     .56      .57     .57      .58      .59      .60      .60     .61      .62      .63      .63
--

55      .64     .64      .66     .66      .66      .66      .67      .67     .67      .67      .69      .69
--

56      .69     .69      .71     .71      .71      .72      .72      .72     .74      .74      .74      .76
--

57      .76     .76      .78     .78      .78      .79      .79      .79     .81      .81      .81      .83
--

58      .83     .83      .84     .84      .86      .86      .88      .88     .88      .90      .90      .91
--

59      .91     .91      .93     .93      .95      .95      .97      .97     .97      .98      .98      1.00
--

60      1.00


                             LUCENT TECHNOLOGIES INC. NON-QUALIFIED PENSION PLAN
                                                                         PAGE 33